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                                                                     Exhibit (a)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   MCCO CORP.


         The undersigned, a Vice President of MCCO Corp. (the "Corporation"), a corporation organized and existing under the provisions of the Business Corporation Act of the State of New Jersey (the "Business Corporation Act"), does hereby certify that:

         The Corporation was originally incorporated under the name MCCO Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of New Jersey on June 22, 1989;

         This Amended and Restated Certificate of Incorporation has been duly adopted by the shareholders of the Corporation by unanimous written consent on August , 2000;

         This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 14A:9-5 of the Business Corporation Act; and

         The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:


                                    ARTICLE I
                                      Name

         The name of the Corporation is Readington Holdings, Inc.


                                   ARTICLE II
                           Registered Office and Agent

         The address of the registered office of the Corporation in the State of New Jersey is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The name of the Corporation's registered agent at such address is Terry K. Glenn.
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                                   ARTICLE III
                               Purpose and Powers

         The purpose or purposes for which the Corporation is formed is to act as a closed-end, management investment company under the federal Investment Company Act of 1940, as amended and in effect from time to time (the "Investment Company Act"), and to exercise and enjoy all powers, rights and privileges granted to, or conferred upon, corporations by the Business Corporation Act as the same exists or may hereafter be amended. The Corporation shall elect to be treated as a regulated investment company (a "RIC"), as defined in Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for U. S. federal income tax purposes and its fiscal year shall end on November 30.


                                   ARTICLE IV
                                  Capital Stock

         (a) Authorized Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 624,626 shares, of which (i) 5,000 shares shall be shares of Class A Senior Stock, each such share having a par value of $1,000 (the aggregate par value of the Class A Senior Stock being $5 million), and (ii) 619,626 shall be shares of Class B Junior Stock, each such share having a par value of $1,000 (the aggregate par value of the Class B Junior Stock being $619,626,000.

The Board of Directors may not change the designations, rights, preferences, limitations, description, terms and number of shares in any class or series for which shares have theretofore been issued.

         (b) Class A Senior Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Class A Senior Stock shall be governed by the following provisions:

         (i) Dividends. The holders of the Class A Senior Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends on the Class A Senior Stock, at the rate of 6.596 percent of the par amount per annum on the basis of a year of 360 days (the "Base Rate"), payable monthly, plus such additional amount, being the excess, if any, of Income Available for Class A Dividends (as hereinafter defined) for such fiscal year over the amount required to pay dividends for such year at the Base Rate on the Class A Senior Stock, payable annually, and the holders of the Class A Senior Stock shall be entitled to no further dividends.

         Dividends on the Class A Senior Stock at the Base Rate shall be cumulative from the date of issue of such shares and shall be payable monthly. In addition, the Board of

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Directors shall, if it determines during any fiscal year that there will be
Income Available for Class A Dividends for such fiscal year in excess of the amount required to pay dividends on the Class A Senior Stock at the Base Rate, declare and pay such amount effective at the end of such year. None of the foregoing provisions with respect to the declaration and payment of excess Income Available for Class A Dividends over the Base Rate shall be construed to increase the Base Rate (which shall be the amount stated in the preceding paragraph). The excess dividend portion of the Class A Senior Stock dividend will be deemed to have been paid to the holders of the Class A Senior Stock to the extent of any consent dividend, within the meaning of Section 565 of the Code, declared by the Board of Directors in favor of the holders of the Class A Senior Stock.

         The term "Income Available for Class A Dividends" shall mean an amount equal to the investment company taxable income of the Corporation determined in accordance with Section 852(a)(1) of the Code or any similar successor provision for the fiscal year, as determined by or at the direction of the Board of Directors, in excess of $41,507,000.

         The holders of the Class B Junior Stock shall not be entitled to receive any dividends until after (a) all accumulated dividends on the Class A Senior Stock shall have been fully paid or set apart for payment, whether or not earned or declared, (b) all Base Rate dividends on the Class A Senior Stock for the current and all preceding dividend periods shall have been paid or set apart for payment, and (c) all other previously declared dividends on the Class A Senior Stock for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment.

         (ii) Liquidation. On any voluntary or involuntary liquidation or dissolution of the Corporation, before any distribution may be made to the holders of shares of any other class of stock, and after the payment of all debts, the holders of the Class A Senior Stock shall be entitled to receive $10,000,000 plus an amount equal to all unpaid accumulated dividends on the Class A Senior Stock (the "Priority Distribution"), whether or not earned or declared, before anything shall be paid to or on account of the Class B Junior Stock. All remaining cash or assets in excess of the Priority Distribution will be distributed to the holders of the Class B Junior Stock without limitation.

         (iii) Conversion. The holders of shares of Class A Senior Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

         (iv) Redemption. Holders of Class A Senior Stock shall have no redemption or preemptive rights and are not liable for calls or assessments.

         (v) Asset Coverage. Immediately after the issuance of the Class A Senior Stock, such Class A Senior Stock must have an asset coverage (as defined in Section 18(h) of the Investment Company Act) of at least 200 percent and no declaration of any

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      dividend, or of any other distribution, on the Class B Junior Stock or any purchase or redemption of Class B Junior Stock will be permitted, unless in every such case the Class A Senior Stock has at the time of the declaration of any dividend or distribution or at the time of such purchase an asset coverage of at least 200 per cent after deducting the amount of such dividend, distribution or purchase or redemption price as the case may be.

         (c) Class B Junior Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Class B Junior Stock shall be governed by the following provisions:

         (i) Dividends. After (a) all accumulated dividends on the Class A Senior Stock shall have been fully paid or set apart for payment, whether or not earned or declared, (b) all Base Rate dividends on the Class A Senior Stock for the current and all preceding dividend periods shall have been paid or set apart for payment, and (c) all other previously declared dividends on the Class A Senior Stock for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment, the holders of the Class B Junior Stock shall be entitled to receive dividends, if, as and when such dividends shall be declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

         (ii) Liquidation. On any voluntary or involuntary liquidation or dissolution of the Corporation, the holders of the Class B Junior Stock shall not be entitled to any payment or distribution until the amount to which the holders of the Class A Senior Stock are entitled on such event has been paid or set apart for them. Thereafter, the holders of the Class B Junior Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders without limitation.

         (iii) Conversion. The holders of shares of Class B Junior Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

         (iv) Redemption. Holders of Class B Junior Stock shall have no redemption or preemptive rights and are not liable for calls or assessments.

         (d) Voting Rights

         (i) Number of Votes. Each share of Class A Senior Stock and each share of Class B Junior Stock will have one vote. The Class A Senior Stock and the Class B Junior Stock will vote together as a single class on all matters except as provided in paragraph (ii) below and in Article V.

         (ii) Special Class A Senior Stock Voting Rights. In addition to any separate voting rights provided by the Business Corporation Act, approval of a majority vote of

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       the outstanding shares of Class A Senior Stock, each share having one vote, voting as a class, is required of (A) any plan of reorganization adversely affecting the Class A Senior Stock or (B) any action requiring a vote of security holders as specified in Section 13(a) of the Investment Company Act.

         (e) Subdivision of Shares

         The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Class A Senior Stock unless the outstanding shares of Class B Junior Stock shall be proportionately subdivided or combined.

         The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Class B Junior Stock unless the outstanding shares of Class A Senior Stock shall be proportionately subdivided or combined.


                                    ARTICLE V
                                    Directors

         (a) Elections of directors of the Corporation need not be by written ballot, except to the extent provided in the By-laws of the Corporation.

         (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, gross negligence or reckless disregard of the duties involved in the conduct of such director's office, (iii) for a knowing violation of law, or (iv) for any transaction from which such director derived an improper personal benefit.

         (c) The Corporation's board of directors will consist of five directors. Two of the directors will be elected by a majority vote of the outstanding shares of the Class A Senior Stock, each share having one vote, voting as a separate class. The remaining three directors will, except as provided below, be elected by a majority vote of the outstanding shares of the Class A Senior Stock and the Class B Junior Stock voting together as a single class. If at any time the dividends on the Class A Senior Stock shall be unpaid in an amount equal to two full years' dividends on such Class A Senior Stock, the holders of the Class A Senior Stock shall have the right, voting as a class, to elect three of the directors, until such time as all dividends in arrears shall have been paid or otherwise provided for. At such time as all dividends accrued on

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the outstanding Class A Senior Stock have been paid or declared and set apart for payment, the rights of the holders of Class A Senior Stock to elect a majority of the directors shall cease, subject to renewal from time to time upon the same terms and conditions.

         (d) The names of the directors are as follows:

                                    Terry K. Glenn
                                    Kevin McKenna
                                    Caroline Dorsa
                                    Jon Filderman
                                    Robert E. Underwood

         The address for each of the directors is, c/o Readington Holdings, Inc., 800 Scudders Mill Rd., Plainsboro, New Jersey, 08536.


                                   ARTICLE VI
                Indemnification of Directors, Officers and Others

         (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person did not (i) breach any duty of loyalty to the Corporation or its stockholders, (ii) act with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) commit a knowing violation of law or (iv) derive an improper personal benefit from any transaction that is the subject of such action, suit or proceeding . The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification (i) breached any duty of loyalty to the Corporation or its stockholders, (ii) acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) committed a knowing violation of law or (iv) derived an improper personal benefit from any transaction that is the subject of such action, suit or proceeding.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person was a director, officer, employee or agent of the Corporation, or is or was serving at the request

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of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person did not (i) breach any duty of loyalty to the Corporation or its stockholders, (ii) act with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (iii) commit a knowing violation of law or (iv) derive an improper personal benefit from any transaction that is the subject of such action, suit or proceeding, and provided further that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

         (c) Any indemnification under Sections (a) and (b) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections (a) and (b). Such determinations shall be made by (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

         (d) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

         (e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (f) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against

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any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 14A:3-5 of the Business Corporation Act.

         (g) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of the such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (h) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or other agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VII
                                     By-laws

         The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.


                                  ARTICLE VIII


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                                   Amendments

         Subject to Section (d)(ii) of Article IV, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         The undersigned hereby executed this Amended and Restated Certificate of Incorporation this 10th day of August, 2000.



                                      By:  /s/ Pat Maldari
                                      --------------------------------------
                                      Name:    Pat Maldari
                                      Title:   Vice President